Release:    February 15, 2017

CP launches awareness campaign for inward-facing cameras, urges Canadian government to enhance rail safety
Calgary, AB - Canadian Pacific (TSX: CP)(NYSE: CP) today launched an awareness campaign that highlights the safety benefits of the proactive use of inward-facing cameras, and continues to urge the Minister of Transport to pass new legislation that would maximize these benefits.
The campaign’s website, www.cprailsafe.ca, specifies how CP intends to use the technology to reduce risk, improve safety, and assist in preventing accidents. CP is prepared to further invest in and install inward-facing cameras, also known as locomotive video and voice recorders (LVVR), if they can be used to proactively improve safety. The use of this technology would immediately enhance a culture of safety and accountability in the rail sector.
“We are proud to be running the safest railway in North America, but we can always do better and having the ability to use inward-facing cameras allows us to be even safer,” said Keith Creel, CP’s President and Chief Executive Officer. “This is a preventative, proactive, behaviour-changing tool the industry should have been allowed to use years ago.”
The Transportation Safety Board (TSB) has been calling on Transport Canada to mandate this technology since 2012. Current regulations allow inward-facing cameras to be used only by the TSB for post-incident investigation.
“Having the ability to use this technology in a proactive manner as opposed to only after the fact would allow us to prevent incidents, instead of explaining them,” said Creel. “This technology would be another tool in the broader package of rules, regulations and our safety management system suite – each of which protects the public, our employees and the goods we transport for our customers. We recognize the need to use this technology in a way that is respectful of our employees, and are committed to doing so.”

Our industry and regulators have an obligation to take all available measures that enhance the safety and security of the communities surrounding our railways. Effective use of inward-facing camera technology would include the ability for it to be used for investigation after an incident, as well as allowing railways and regulators the opportunity to proactively reduce unsafe behaviors such as tampering, cell phone use, sleeping and noncompliance with other safety-critical rules and regulations before incidents occur.
CP uses inward-facing cameras in 49 of its locomotives in the U.S. The technology is also being used successfully by other transportation companies in the U.S. with studies showing a 40-percent reduction in collisions per million miles travelled.
For 11 consecutive years, CP has been the safest Class 1 railroad in North America, measured by train-accident frequency. In 2016, CP celebrated its lowest-ever train accident frequency.
“This government has made rail safety a focus,” said Creel. “We implore the government to do what is right and legislate the proactive use of inward-facing locomotive cameras.”

CP has always prioritized the safe transportation of goods through the more than 1,100 communities in which it operates and will invest $1.25 billion on capital improvements in 2017.
Opponents of taking this important step forward in rail safety are concerned about how railways would use the information. They say employees have a right to privacy while at work and recordings would be used for disciplinary purposes. CP is willing to sit down with regulators and stakeholders to determine how proactive use is defined given the understanding that the technology must be used to prevent incidents.
In a recent omnibus survey conducted by Matchbox/MARU with 2,500 Canadians over the age of 18, CP found that almost all Canadians (97 percent) agree appropriate actions should be taken against employees that behave unsafely, while 89 percent agree that employees working in roles that could directly affect their own safety and the safety of others should expect to be monitored.

Go to www.cprailsafe.ca and sign the Safety Pledge and show support for increased safety measures for railway operations across Canada.

Forward Looking Statement
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, railway and public safety, our operations, priorities and plans, anticipated financial performance, business prospects, planned capital expenditures, programs and strategies. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes.
Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.
About Canadian Pacific
Canadian Pacific (TSX:CP)(NYSE:CP) is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP.
Contacts:
Media
Martin Cej
403-319-7298
Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
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investor@cpr.ca